Exhibit 10.4

EMPLOYEE AGREEMENT REGARDING CONFIDENTIALITY, INTELLECTUAL PROPERTY, AND COMPETITIVE ACTIVITIES

THIS AGREEMENT (this “Agreement” or the “Employee Agreement”) is entered into as of the Effective Date set forth on the signature page hereof between Liquidity Services, Inc., a Delaware corporation, and its subsidiaries and affiliates (collectively, the “Company”) and the undersigned employee of the Company (“I”, “me”, or “Employee”). I recognize and acknowledge the Company would not have retained my services as an employee, and the Company would not have allowed me access to Confidential Information (as defined below), but for my commitment to the agreements and covenants in this Agreement. Accordingly, in consideration of my retention by the Company, the sufficiency of which I expressly acknowledge, the Company and I, intending to be legally bound, agree as follows:

1.
Confidential Materials and Information.

a.
Confidential Information. The following materials and information, whether having existed, now existing, or to be developed or created during the term of my employment by Company (collectively “Confidential Information”) are covered by this Agreement.

i.
Software. All information relating to existing software products, whether owned or licensed by Company, and software in various stages of research and development which are not generally known to the public or within the industry or trade areas in which Company competes (such as know-how, design specifications, algorithms, technical formulas, engineering data, benchmark test results, methodologies, procedures, techniques, and information processing processes) and the physical embodiments of such information (such as drawings, specification sheets, design notes, source code, object code, load modules, schematics, flow charts, logic diagrams, procedural diagrams, coding sheets, work sheets, documentation, annotations, printouts, studies, manuals, proposals and any other written or machine-readable manuals, proposals and any other written or machine readable expressions of such information as are fixed in any tangible media).

ii.
Marketing Plans and Customer Lists. All information not generally known to the public that pertains to Company’s marketing plans and strategies; forecasts and projections; marketing practices, procedures, and policies; financial data; discounts; margins; costs; credit terms; pricing practices, procedures, and policies; goals and objectives; quoting practices, procedures and policies; and customer data, including customer lists, contracts, representatives, requirements and needs, specifications, data provided by, or about, prospective, existing, or past customers, and contract

Employee Agreement Regarding Confidentiality, Intellectual Property, and Competitive Activities	Page | 1

terms applicable to such customers, and the physical embodiments of such information (such as license agreements, customer lists, print-outs, databases, marketing plans, marketing reports, strategic business plans, marketing analyses and management reports, seminar and class attendee rosters, trade show or exhibit attendee listings, listings of potential customers and leads, and any other written or machine-readable expressions of such information as are fixed in any tangible media).

iii.
Business Procedures. All information concerning, or relating to, the way the Company conducts its business, which is not generally known to the public (such as internal business procedures, controls, plans, licensing techniques and practices, supplier, subcontractor, and prime contractor names and contracts, and other vendor information, computer system passwords and other computer security controls, financial information, distributor information, information supplied by clients and customers of the Company, and employee data) and the physical embodiments of such information (such as check lists, samples, services and operational manuals, contracts, proposals, print-outs, correspondence, forms, listings, ledgers, financial statements, financial reports, financial and operational analyses, financial and operational studies, management reports of every kind, databases, employment records pertaining to employees other than myself, and any other written, or machine-readable, expressions of such information as are fixed in any tangible media).

iv.
Other Products and Services. All information relating to consulting, training, and other proprietary products or services, whether existing, or in various stages of research and development, that are not generally known to the public, or within the industry or trade areas in which the Company competes (such as know-how, specifications, technical data, engineering data, processes, techniques, methodologies, and strategies) and the physical embodiments of such information (such as drawings, schematics, specification sheets, instructor manuals, course materials, training aids, video cassettes, transparencies, slides, taped recordings of presentations, proposals, printouts, studies, contracts, maintenance manuals, documentation, and any other written, or machine-readable, expressions of such information as are fixed in any tangible media).

v.
Information Not Generally Known. Any information belonging to the Company, related to the Company, or related to the Company’s industry or trade areas that is generally not known to the public, or within the industry or trade areas in which the Company competes, that gives the Company any advantage over its

Employee Agreement Regarding Confidentiality, Intellectual Property, and Competitive Activities	Page | 2

competitors, and the physical embodiments of such information in any tangible form, whether written, or machine-readable.

b.
General Knowledge. The general skills, knowledge and experience gained during my employment with the Company, and information publicly available or generally known within the industry or trade areas in which the Company competes, is not considered Confidential Information. In addition, upon termination of my employment with the Company, I shall not, subject to the provisions of Sections 3.1, 3.2 and 3.3 below, be restricted from working with a person, or entity that has independently developed information, or materials, similar to Confidential Information, as long as I comply with my continuing obligations under this Agreement.

c.
Employee Obligations as to Confidential Information. During my employment with the Company, I acknowledge and agree I will have access to Confidential Information, and will occupy a position of trust and confidence with respect to the Company’s affairs and business. I agree to take the following steps to preserve the confidential and proprietary nature of Confidential Information and materials.

i.
.Non-Disclosure. During, and after, my employment with the Company, I will not use, disclose, or transfer any Confidential Information, other than as authorized by the Company and within the scope of my duties with the Company, and I will not, in any way other than in the Company’s business, use Confidential Information, including information or materials received by the Company from others, and intended by the Company to be kept in confidence by its recipients. I understand I am not allowed to sell, license or otherwise exploit any products (including software in any form) which embody, or otherwise exploit, in whole, or in part, any Confidential Information.

ii.
Disclosure Prevention. I will take all reasonable precautions to prevent the inadvertent or accidental disclosure of Confidential Information. If I acquire access to information with uncertain confidentiality, I agree to treat such information as Confidential Information until I am informed otherwise, in writing, by an authorized representative of the Company.

iii.
Removal of Confidential Information. Except for use in the Company’s business, I will not remove from the Company’s premises, or make copies of Confidential Information.

iv.
Return All Confidential Information. Upon the request of the Company, at any time, I will return to the

Employee Agreement Regarding Confidentiality, Intellectual Property, and Competitive Activities	Page | 3

Company all Confidential Information, including any copies of Confidential Information. After my termination of employment for any reason, I agree not to retain Confidential Information. I agree to deliver, and sign, the “Termination Certificate” attached hereto as Exhibit A.

v.
Computer Security. During my employment with the Company, I agree only to use the Company computer resources (both on, and off, the Company’s premises) for which I have been granted access, and then only to the extent authorized. I agree to comply with the Company’s policies and procedures concerning computer security.

vi.
E-Mail. I understand the Company maintains an electronic mail system and related facilities for the purpose of business communications. I acknowledge said system and related facilities, as well as all electronic communications transmitted thereon, are the Company property, and the Company retains the right to review, at any time, such electronic mail communications, with or without notice.

vii.
Software. I agree that no software shall be copied for the Company in connection with performing my work for the Company, unless the Company has obtained a license permitting such copying. I agree to indemnify, defend, and hold the Company harmless from, and against, any claims, damages, costs, liabilities, and expenses, including reasonable attorney’s fees, if the Company incurs any claims or losses as a result of my unauthorized copying of software.

viii.
Notice of Disclosure. Subject to the protections of Section 4.4, I agree, if I receive a subpoena compelling me, or I am otherwise required by law, to provide information to any person concerning the activities of the Company, or my activities in connection with the Company’s business, I will immediately notify the Company of such subpoena or requirement and deliver to the Company a copy of such subpoena or other notice of the requirement, unless such notice would be, in the opinion of a recognized legal expert on such matters, prohibited by law.

2.
Ideas and Inventions.

a.
Ownership. I agree all writings, including without limitation, software program code, logic diagrams, flow charts, decision charts, drawings, procedural diagrams, coding sheets, designs, specifications, notes, improvements, discoveries, inventions, ideas, documentation manuals

Employee Agreement Regarding Confidentiality, Intellectual Property, and Competitive Activities	Page | 4

of any kind, or other work developed by me (“Ideas, Inventions, and Writings”) in the course of my performance of any services for the Company shall be works made for hire, and shall be the exclusive property of the Company to use, publish, and license in its discretion (unless such works are in the public domain under the Federal Procurement Regulations). The Company shall own all of the rights, including, without limitation, patents and copyrights, in, arising or derived from, or related to Ideas, Inventions, and Writings. If such material may not, by operation of law, or otherwise, be a work made for hire, I further agree to convey, assign, and transfer to the Company all of my rights, title, and interest in such materials. Without the express written consent of the Company, I agree not to make any use of Ideas, Inventions, and Writings for any purpose, other than purposes directly related to the business of the Company. I agree to promptly and routinely disclose to the Company all Ideas, Inventions, and Writings covered by this Agreement, and I will, upon request, execute specific assignments, and take any action, necessary to enable the Company to secure patents, copyrights, or otherwise secure its proprietary rights in such material. I further agree my obligation to execute, or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable, because of my mental or physical incapacity, or for any other reason, to secure my signature to apply, or to pursue any application, for any United States or foreign patents or copyright registrations covering Ideas, Inventions and Writings assigned to the Company as above, I irrevocably designate, and appoint, the Company, and its duly authorized officers and agents, as my agent and attorney in fact, to act for, and on my behalf, and to execute and file, any such applications, and to do all other lawfully permitted acts to further the prosecution and issuance of letters, patents, or copyright registrations thereon, with the same legal force and effect as if executed by me.

b.
Disclosure of Prior Ideas, Inventions, and Writings. I understand Section 2.1 does not apply to any material appearing to come within the definition of Ideas, Inventions, and Writings, but developed by me prior to my work for the Company, or otherwise unrelated to, and outside the scope of my performance of services for the Company. Attached hereto as Exhibit B is a list describing all such material, or other information, to which I claim ownership and/or exclusive right. I acknowledge, and agree, I shall be presumed not to have intellectual property rights in any such material that I fail to so identify.

c.
Restrictions on Use. I agree that material not within the scope of Section 2.1 and material identified pursuant to Section 2.2, will not be used in the course of my performance of any services for the Company. Unless otherwise agreed to in writing, by an authorized officer of the Company, should such material be used, it shall be deemed to be within the scope of Section 2.1.

Employee Agreement Regarding Confidentiality, Intellectual Property, and Competitive Activities	Page | 5

d.
Moral Rights. I understand the term “moral rights” means any rights of paternity or integrity, including any right to claim authorship of a copyrightable work, to object to a modification of such copyrightable work, and any similar right existing under the judicial or statutory law of any country in the world, or under any treaty, regardless of whether such right is denominated, or generally referred to, as a “moral right.” I forever waive, and agree never to assert, any moral rights I may have in any copyrightable work assigned to the Company as a result of Section 2.1, even after termination of my employment.

3.
Non-Competition and Non-Solicitation.

a.
Non-Competition. I acknowledge and agree my services will be of special, unique and extraordinary value to the Company and the Company’s ability to accomplish its purposes, pursue its business plans, and compete in the marketplace substantially depends on my skills and services. Therefore, I covenant and agree, at no time during my employment with Company, and for 12 months following my separation from Company for any reason (the “Non-Compete Period”), will I directly, or indirectly, without the prior written consent of the Company, become interested or engaged, directly or indirectly, as a shareholder, bondholder, creditor, officer, director, partner, agent, contractor with, employer or representative of, or in any manner associated with, or give financial technical or other assistance to, any person, firm, corporation, or any other entity in competition with the Company within any geographic area in which I performed services on behalf of the Company during the Non-Compete Period, provided, however, this provision shall not preclude me from holding passive minority stakes of less than 1% in public equities or debt. For purposes of this provision, I acknowledge and agree, the Company regularly conducts business, solicits customers and otherwise competes in (1) the operation of e-commerce marketplace solutions to manage, market, sell and value surplus assets (including, without limitation, capital assets, equipment, inventory, merchandise, real estate, and vehicles); or (2) the provision of services and technology-enabled services relating to the advertising, asset management, auction, disposition, financing, inspection, inventory management, listing for sale or auction, processing, logistics, sale or transportation of such surplus assets.

b.
Non-Solicitation of Employees. Both during my employment, and for one year immediately following the termination of my employment with the Company, for any reason, whether voluntary or involuntary, I shall not, directly or indirectly through another person, firm, corporation, association, or entity, trade on my good will by (i) soliciting any Company employee, consultant, or contractor for employment, or other work-related engagement, by me or by any other person, firm, corporation, association, or entity; (ii) induce, or attempt to induce, any Company

Employee Agreement Regarding Confidentiality, Intellectual Property, and Competitive Activities	Page | 6

employee, consultant, or contractor to terminate her, his or their employment or other relationship with the Company for any reason; (iii) interfere with the Company’s relationship with any employee, consultant, or contractor; or (iv) solicit for employment, or hire, any person who was employed by the Company at any time during the six (6) months preceding the time of such proposed hiring.

c.
Non-Solicitation of Clients. Both during my employment, and for one year immediately following the termination of my employment with the Company for any reason, whether voluntary, or involuntary, I shall not, directly, or indirectly, through another person, firm, corporation, association, or entity (i) solicit business from, (ii) attempt to entice away from the Company, or (iii) interfere with the Company’s relationship with any entity that is a client or customer of the Company, and with whom I had contact during the time I performed services for the Company.

d.
Limitations on Scope. If any term or provision of this Section 3, or the application thereof, is deemed invalid or unenforceable by reason of its scope or extent, the court, or other body making such determination, shall reduce such scope or extent so that such term or provision is valid and enforceable to the fullest extent of the law. If any term or provision of this Agreement, or the application thereof, is deemed invalid or unenforceable in its entirety, such term or provision shall be severed from the Agreement, and the remaining provisions shall remain in full force and effect. If any term or provision of this Agreement is deemed invalid, or unenforceable, as applied to a particular person or circumstance, the application of such term or provision to other persons or circumstances shall not be affected thereby, and shall remain valid and enforceable to the fullest extent of the law.

4.
General Provisions.

a.
At-Will Employment. Nothing herein shall be construed as constituting an agreement, understanding, or commitment of any kind that the Company shall continue to employ me for any definite period, nor shall this Agreement limit, in any way, the Company’s right to terminate my employment, at any time, for any reason whatsoever. Without limiting the generality of the foregoing, I acknowledge I will be subject to immediate dismissal, with or without notice, for any breach of this Agreement.

b.
Prohibition of Public Statements. I agree that neither I, nor any person working on my behalf, in the performance of services for the Company shall make any public statements, or otherwise engage in any publicity concerning the Company, without the prior written consent of an authorized representative of the Company. Notwithstanding the foregoing, nothing in this Agreement shall preclude the Company from making public statements, or otherwise engaging in publicity, concerning my work on the Company’s behalf.

Employee Agreement Regarding Confidentiality, Intellectual Property, and Competitive Activities	Page | 7

c.
Disclosure of this Agreement. In an effort to ensure my compliance with this Agreement, I acknowledge I may share this Agreement and the terms of this Agreement. If the Company no longer employs me, I will disclose the terms and restrictions of this Agreement to prospective employers. Furthermore, I may share this Agreement with my legal counsel, accountants, and immediate family members.

d.
Limitations. Notwithstanding any other provisions of the Agreement, the following limitations apply.

i.
Defend Trade Secrets Act of 2016. I may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) is made solely for the purpose of reporting, or investigating, a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Furthermore, I understand any person who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to her, his or their attorney and use the trade secret information in the court proceeding if that person: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order.

ii.
Government Investigation. I understand no provision of this Agreement shall be construed or interpreted to limit, restrict, or preclude either the Company or me from cooperating with any governmental agency in the performance of its investigatory, or other lawful, duties, including providing documents or other information to a government agency without notice to the Company.

iii.
Conflicting Obligations and Rights. I represent and warrant my work for the Company, and my compliance with the terms of this Agreement, will not result in a breach of any other agreement, contract, or obligation, including any non-competition, confidentiality, or similar agreements. I further represent I have not entered into, and will not enter into, any agreement or contract that conflict with my obligations to the Company, or under this Agreement. I further represent I will notify the Company promptly after becoming aware of any conflicting agreement, contract, or obligation and, upon request, will provide to the Company a copy of such agreement. I agree, while performing my role at the Company, I shall not incorporate, utilize, or refer to any material including, but not limited to, any deliverable, report, questionnaire, table, chart, or graph, that contains any information that is not my original work created on,

Employee Agreement Regarding Confidentiality, Intellectual Property, and Competitive Activities	Page | 8

or after, the date of my employment with the Company. I agree to indemnify, and hold harmless, the Company from any violations of this provision by me.

5.
Enforcement.

a.
Survival of Covenants. I acknowledge and agree the covenants made by me in this Agreement shall survive termination of my services to the Company, for whatever reason, whether voluntary or involuntary, and the existence of any claim, or cause of action, by me against the Company, whether predicated on this Agreement, or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.

b.
Remedies. I acknowledge, in the event of a breach of my obligations under this Agreement, including, but not limited to, the obligations set forth in Section 3, the Company’s business interests will be irreparably injured, the full extent of the Company’s damages will be impossible to ascertain, monetary damages will not be an adequate remedy for the Company, and the Company will be entitled to enforce this Agreement by an injunction, or other equitable relief, without the necessity of posting bond or security, which I expressly waive. I understand the Company may waive some of the requirements expressed in this Agreement, but such a waiver to be effective must be made in writing by an authorized representative of the Company, and should not, in any way, be deemed a waiver of the Company’s right to enforce any other requirements or provisions of this Agreement.

6.
Governing Law and Forum Selection.

a.
Governing Law. This Agreement and all matters relating to Employee’s employment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles thereof. Each party to this Agreement (i) consents to the personal jurisdiction of the state and federal courts having jurisdiction in New Castle County, Delaware, (ii) stipulates that the proper, exclusive, and convenient forum and venue for legal adjudication of any issue arising out of this Agreement or relating to claims between the parties is New Castle County, Delaware for state court proceedings, and the United States District Court for the District of Delaware, for federal district court proceedings, and (iii) waives any defense, whether asserted by a motion or pleading, that New Castle County, Delaware, or the United States District Court for the District of Delaware, is an improper or inconvenient venue.

b.
Reasonable Attorney’s Fees. In the event of any action brought by either party against the other, and arising from this Agreement, the prevailing party shall be entitled to reasonable costs, expenses and attorneys’ fees incurred in such action, and in collecting any judgment associated therewith.

c.
No Assignments. Neither party may assign, or delegate, any

Employee Agreement Regarding Confidentiality, Intellectual Property, and Competitive Activities	Page | 9

rights or obligations hereunder without first obtaining the written consent of the other party hereto; provided, however, the Company may assign its rights or obligations hereunder to an affiliate of the Company, or in connection with a sale of the Company, or substantially all of its assets.

d.
Amendment, Modification, and Waiver. No amendments or additions to this Agreement shall be binding unless made in writing, and signed by both of the parties hereto. No delay or failure at any time on the part of the Company in exercising any right, power, or privilege under this Agreement, or in enforcing any provision of this Agreement, shall impair any such right, power, or privilege, or be construed as a waiver of any default or as any acquiescence therein, or shall affect the right of the Company thereafter to enforce each and every provision of this Agreement in accordance with its terms.

e.
Section Headings; Interpretation. The section headings used in this Agreement are included solely for convenience, and shall not affect, or be used in connection with, the interpretation of this Agreement. As used in this Agreement, all references to Company shall also be construed to refer to the Company’s respective subsidiaries and affiliates and this Agreement shall inure to the benefit of the Company, its subsidiaries, and its affiliates, as well as their respective successors and assigns.

f.
Severability. I agree that each of my obligations specified in this Agreement is a separate and independent covenant that shall survive any termination of this Agreement, and the unenforceability of any of them shall not preclude the enforcement of any other covenants in this Agreement.

g.
Counterparts and Electronic Signature. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original agreement and both of which shall constitute one and the same agreement. The counterparts of this Agreement may be executed and delivered by facsimile or other electronic signature (including portable document format) by either of the parties and the receiving party may rely on the receipt of such document so executed and delivered electronically or by facsimile as if the original had been received.

h.
Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior oral or written agreements, commitments or understandings, with respect to the matters provided for herein.

[Signature Page Follows]

Employee Agreement Regarding Confidentiality, Intellectual Property, and Competitive Activities	Page | 10

By my signature below, I acknowledge I have carefully reviewed this Agreement and understand the covenants and obligations it contains are binding on me.

EMPLOYEE

Date:

LIQUIDITY SERVICES, INC.

By:

Name:

Title:

Date:

Signature Page
to
Employee Agreement Regarding Confidentiality, Intellectual Property, and Competitive Activities

EXHIBIT A

TERMINATION CERTIFICATION

This is to certify I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Liquidity Services, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”).

I further certify I have complied with all the terms of the Company’s Employee Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree, in compliance with the Employee Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data, or other proprietary information relating to products, processes, know-how, designs, formulae, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information, or other subject matter pertaining to any business of the Company, or any of its employees, clients, consultants, or licensees.

Date of Termination:

EXHIBIT B

LIST OR PRIOR IDEAS, INVENTIONS

AND WRITINGS

Identifying Number

Title Date or Brief Description

____ No Ideas, Inventions, and Writing